Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45993 dated February 24, 1992, Form S-8 No. 33-87052 dated December 5, 1994, Form S-8 No. 333-57978 dated March 30, 2001 and Form S-8 No. 333-109794 dated October 17, 2003) of Invacare Corporation of our report dated November 22, 2004 with respect to the consolidated financial statements of WP Domus GmbH and subsidiaries included in the Current Report on Form 8-K/A of Invacare Corporation dated November 24, 2004 filed with the Securities and Exchange Commission.





Ernst & Young AG Wirtschaftsprufungsgesellschaft
Munich, Germany
November 24, 2004